INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 143 to the Registration Statement (No. 2-67052) on Form N-1A of Forum Funds of our report for Fountainhead Special Value Fund dated December 19, 2003 in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
March 1, 2004